Exhibit 4.29

CONVERTIBLE PROMISSORY NOTE
THIS CONVERTIBLE PROMISSORY NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS.

BRAZIL MINERALS, INC.

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, and upon and subject to the terms and conditions set forth herein, Brazil Minerals, Inc., a Nevada corporation (the “Company”), hereby promises to pay to the order of Investor (together with his permitted successors and assigns, the “Holder”), the Principal Sum and the Interest on the Maturity Date, as provided herein.

1.     Investor:  Matthew H. Taylor
2.     Principal Sum: $50,000

3.     Interest.  From and after the date hereof, all outstanding principal of this Note will bear simple interest at the rate of ten percent (10%) per annum.
4.     Maturity Date.  This Note will mature, and all principal and accrued interest shall be due and payable in full, on December 31, 2016 (the “Maturity Date”), subject to the automatic conversion of all of the outstanding principal and accrued interest into common stock of the Company on the Maturity Date as hereinafter provided.
5.     Prepayment.  The Company may prepay any portion or all of this Note prior to the Maturity Date via delivery by express courier of a check or checks in the amount of the prepayment (each a “Check”) from the Company to Holder. For purposes of delivery of a Check, the address to be used for the Holder is the address listed in Section 12. The Company shall give the Holder five days’ prior notice of a prepayment, during which time the Holder shall continue to have the right to convert any portion or all of this Note to common stock of the Company.  If the Holder and/or its assignors have held the Note for six months or more, the Company shall cause its transfer agent to issue unlegended shares at the designated Holder’s broker-dealer account via DWAC transfer and in connection therewith the Company shall provide to the transfer agent a legal opinion in a form satisfactory to the Company’s transfer agent to allow such DWAC transfer.

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6.     Transfer.  Holder may transfer this Note in compliance with applicable U.S. federal and state and/or foreign securities laws.
7.     Events of Default.  An “Event of Default” will occur if:
(a)            The Company fails to pay (a) any principal of this Note when such amount becomes due and payable in accordance with the terms thereof and such payment is not made within fifteen business days of when it is due, or (b) any interest on the Note or any other payment of money required to be made to the Holder pursuant to this Note and such payment is not made within fifteen business days of when it is due and the Company receives notice thereof from the Holder; or
(b)            The Company commences any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding‑up, liquidation, dissolution, composition or other relief with respect to it or its debts, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets.
8.     Conversion by Holder.
(a)            At any time until the Maturity Date, the Holder may elect to convert all or a portion of the amount required to be paid for principal and accrued interest of this Note (“Principal and Interest”) into that number of shares of Common Stock of the Company equal to the Principal and Interest divided by the conversion price (“Conversion Price”). The Conversion Price shall be a 40% discount to the average of the lowest 5 closing prices of the Company’s common stock in the 20 calendar day period ended on the day before a Notice of Conversion is given, except that the Conversion Price shall not be higher than $0.03 (“Ceiling”) nor lower than $0.000033 (“Floor”). The Ceiling and Floor are adjusted for stock splits or dividends, if any. Each Holder will inform the Company of his intent to convert by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (a “Notice of Conversion”).
(b)            If the Holder delivers a Notice of Conversion to the Company, the Company may not thereafter elect to pay to the Holder the amount of this Note set forth in the Conversion Notice to be converted without Holder’s written consent. If the Holder has held the Note for six months, the Company shall assist the Holder, upon receipt of a Notice of Conversion, in receiving unlegended shares at the designated Holder’s broker-dealer account via DWAC transfer from Company’s transfer agent. Among other items, the Company shall provide to the Holder a legal opinion in a form satisfactory to the Company’s transfer agent to allow such DWAC transfer.

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(c)            All conversions hereunder shall be applied first to outstanding principal amount of this Note and then to accrued interest. From and after the Conversion Date, assuming rightful delivery of the Notice of Conversion to the Company, the portion of this Note converted shall represent and be enforceable only as to the right to receive the shares of Common Stock issuable upon such conversion.  Promptly after receipt of a Notice of Conversion, the Company shall issue and deliver the Holder, one or more certificates representing such shares of Common Stock issued and registered as set forth in the Notice of Conversion.  Thereupon, the Company shall have no further obligation with respect to the amount of this Note converted.  In lieu of issuing a fraction of a share of Common Stock upon the conversion of this Note, the Company shall pay the Holder of this Note for any fraction of a share of Common Stock otherwise issuable upon the conversion of this Note, cash equal to the same fraction of the then current per share Conversion Price.
(d)            By its acceptance of this Note, the Holder agrees that any shares of the Company’s Common Stock issued to the Holder upon conversion of all or a portion of the principal of this Note or accrued interest thereon may not be sold or transferred by the Holder until the later of January 1, 2016.
Automatic Conversion on Maturity Date.  All outstanding principal and accrued interest shall, without any action being required of the Holder, automatically convert into common stock of the Company at the then applicable Conversion Price. Promptly after the Maturity Date, the Company shall issue and deliver the Holder, one or more certificates representing such shares of Common Stock issued and registered in the name of the Holder.  Thereupon, the Company shall have no further obligation with respect to the amount of this Note converted.  In lieu of issuing a fraction of a share of Common Stock upon the conversion of this Note, the Company shall pay the Holder of this Note for any fraction of a share of Common Stock otherwise issuable upon the conversion of this Note, cash equal to the same fraction of the then current per share Conversion Price. The Company shall assist the Holder in receiving unlegended shares at the designated Holder’s broker-dealer account via DWAC transfer from Company’s transfer agent. Among other items, the Company shall provide to the Holder a legal opinion in a form satisfactory to the Company’s transfer agent to allow such DWAC transfer.
10.    Use of Proceeds. The Company shall use the proceeds of the Holder’s payment for this Note for working capital and for payment of operational debts.
11.    Remedies.  At such time that an Event of Default has occurred and is continuing, then Holder, by written notice to the Company may elect to declare all amounts hereunder immediately due and payable in shares of the Company at a 40 % discount to the lowest closing price for the Company’s common stock in the preceding 20 day calendar period with no holding period.

12.    Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder will be in verbal followed by email or overnight courier letter and will be deemed given and effective on the earliest of (a) the date of transmission if such notice or communication is delivered by e-mail prior to 5:00 p.m. Pacific Time on a Business Day, (b) the 2nd Business Day after the date of mailing if sent by U.S. nationally recognized overnight courier service or (c) upon actual receipt by the party to whom such notice is required to be given. The address and e-mail address for such notices and communications are as follows or as otherwise notified by any party in a writing to the others in accordance herewith from time to time. For purposes of this Note, the term “Business Day” means a day on which banks are open for business in the state of California.

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If to the Company:

Brazil Minerals, Inc.
155 North Lake Avenue, Suite 800
Pasadena, California 91101
Email: mf@brazil-minerals.com, with copy to jay.weil@brazil-minerals.com

If to Holder:

Matthew H. Taylor
[address]

13.           Choice of Law and Dispute Resolution. This Note shall be governed and construed in accordance with California law. The Holder and the Company agree to utilize mediation and arbitration at a mutually agreeable setting in California to resolve any possible disputes between them.

SIGNED, SEALED AND DELIVERED as of the date first above written.

BRAZIL MINERALS, INC.

By:            /s/Marc Fogassa
Name: Marc Fogassa
Title:   Chief Executive Officer

INVESTOR

By:     /s/ Matthew H. Taylor
Name:   Matthew H. Taylor

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ANNEX A: NOTICE OF CONVERSION

The undersigned, the Holder of the Note issued by Brazil Minerals, Inc., hereby elects to convert the below stated amount of this Note into shares of Common Stock of Brazil Minerals, Inc. effective as of the date the Company receives this Notice.

Please send a certificate for the appropriate number of shares of Common Stock and a balance Note (if applicable) to the following address:

_________________________________________________

_________________________________________________

_________________________________________________

Amount of Note Being Converted:  $ ________________________

Register and issue certificates for shares of Common Stock in the following Name at the Address set forth above or, if different, as set forth below:

Name: ____________________________________________

Address: __________________________________________

_________________________________________________

_________________________________________________

Social Security or Tax Identification Number: __________________________________

Print Name of Note Holder:  _________________________________________

______________________________________________________________
Signature of Note Holder

Date:___________________________________

PLEASE SEND THIS BY U.S. MAIL OR OVERNIGHT DELIVERY SERVICE TO THE COMPANY.  THE EFFECTIVE DATE FOR CONVERSION SHALL BE THE DATE ON WHICH THE COMPANY RECEIVES THIS NOTICE OF CONVERSION.

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